EXHIBIT 5.1
April 5, 2006
Astec Industries, Inc.
1725 Shepherd Road
Chattanooga, Tennessee 37421

Re:	Registration Statement on Form S-8 — Astec Industries, Inc. 401(k) Retirement Plan
Ladies and Gentlemen:
     We have acted as counsel for Astec Industries, Inc., a Tennessee corporation (the “Corporation”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 500,000 shares of the Corporation’s common stock, $0.20 par value (the “Shares”) which may be issued by the Corporation pursuant to the Astec Industries, Inc. 401(k) Retirement Plan (the “Plan”). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.
     We have examined the Restated Charter of the Corporation, as amended, the Amended and Restated Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.
     As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Corporation and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.
     Our opinion set forth below is limited to the Tennessee Business Corporation Act, applicable provisions of the Constitution of the State of Tennessee and reported judicial decisions interpreting such Business Corporation Act and Constitution, and we do not express any opinion herein concerning any other laws.
     This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be

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Astec Industries, Inc.
April 5, 2006

used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.
     Based on the foregoing, it is our opinion that the Shares to be issued pursuant to the Plan are duly authorized, and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely, ALSTON & BIRD LLP
By:	/s/ David R. Godofsky
David R. Godofsky
Partner